InspireMD Completes First Phase of Manufacturing Upgrade and Partners with HealthLink for Global Logistics and Distribution Services

First stage of manufacturing strategy complete with consolidation of Israeli operations

Healthlink partnership advances commercial and clinical expansion strategy

BOSTON, MA – August 26, 2013 — InspireMD, Inc. (NYSE MKT: NSPR) (“InspireMD” or the “Company”), a leader in embolic protection stents, today announced it has completed the first phase of a manufacturing consolidation that the Company believes will improve its long term gross margins.

Simultaneously, the Company has signed an agreement with Healthlink Europe, a medical device support services and distribution company, to provide logistical and customer support for InspireMD’s commercial operations and clinical activities. Healthlink will provide InspireMD with customer service center capabilities for inquiries from hospitals and distributors. Healthlink will also handle all inventory controls, warehousing, shipping, and invoicing and receivables management for customers worldwide on behalf of InspireMD.

Alan Milinazzo, President and CEO of InspireMD, commented, “We have successfully completed the first stage of our manufacturing strategy through the consolidation of our Israeli manufacturing facilities. Over time, we believe that this will reduce our operating costs by streamlining our manufacturing operations.”

“As we prepare to announce the 12-month results from the MASTER trial in October, we continue to put in place the appropriate infrastructure to be able to meet the anticipated increase in demand for our lifesaving stent technology. The agreement with Healthlink Europe is intended to support both current commercial activities as well as ongoing clinical trials, and should provide us instant access to world-class customer logistics to support all of our customers through a single partner,” concluded Mr. Milinazzo.

Rick Hughes, President of HealthLink Europe, commented “For nearly 20 years Healthlink has built an impressive track record of providing superior customer service and logistics support to the medical device industry. We look forward to working with InspireMD as the Company prepares for increased demand for its MGuard™ stent technology throughout Europe.”

About Stenting and MGuard™ EPS

Standard stents were not engineered for heart attack patients. They were designed for treating stable angina patients whose occlusion is different from that of an occlusion in a heart attack patient.

In acute heart attack patients, the plaque or thrombus is unstable and often breaks up as the stent is implanted causing downstream blockages (some of which can be fatal) in a significant portion of heart attack patients.

The MGuard EPS is integrated with a precisely engineered micro net mesh that prevents the unstable arterial plaque and thrombus (clots) that caused the heart attack blockage from breaking off.

While offering superior performance relative to standard stents in STEMI patients with regard to ST segment resolution, the MGuard EPS requires no change in current physician practice – an important factor in promoting acceptance and general use in time-critical emergency settings.

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MGuard technology to make its products the industry standard for embolic protection stents and to provide a superior solution to the key clinical issues of current stenting in patients with a high risk of distal embolization, no reflow and major adverse cardiac events.

InspireMD intends to pursue applications of this technology in coronary, carotid and peripheral artery procedures. InspireMD's common stock is quoted on the NYSE MKT under the ticker symbol NSPR.

MGuard EPS is CE Mark approved. It is not approved for sale in the U.S. by the FDA at this time.

Forward-looking Statements:

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) our limited manufacturing capabilities and reliance on subcontractors for assistance, (vii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (viii) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (ix) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (x) our reliance on single suppliers for certain product components, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Transition Report on Form 10-K/T and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

Todd Fromer / Garth Russell

KCSA Strategic Communications

Phone: 212-896-1215 / 212-896-1250

Email: tfromer@kcsa.com / grussell@kcsa.com

Media Contacts:

Lewis Goldberg / Samantha Wolf

KCSA Strategic Communications

Phone: 212-896-1216 / 212-896-1220

Email: lgoldberg@kcsa.com / swolf@kcsa.com